UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 30, 2018

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2018, Alison LaBruyere tendered her resignation from Pioneer Financial Services, Inc. (the “Company”), effective May 30, 2018, to pursue other opportunities. Ms. LaBruyere served as Secretary and as a director of the Company’s Board of Directors (the “Board”).

On May 30, 2018, the Board appointed Roy D. Jones, age 49, to serve as a director of the Company, effective as of May 30, 2018. Mr. Jones will also be appointed to the Company's Audit Committee and Compensation Committee.

Mr. Jones is the Chief Financial Officer of MidCountry Financial Corp. ("MCFC"), the Company's parent. Mr. Jones joined MCFC in April of 2016 and was named Executive Vice President and Chief Financial Officer in May of 2016. With 26 years of experience in the financial services industry, Mr. Jones has a strong set of skills in finance, accounting, treasury and capital markets. Mr. Jones began his career with the national accounting firm Price Waterhouse LLP and has held a number of key financial positions through the years with national, regional and community banking organizations.

Mr. Jones does not have family relationships with any of the Company’s directors or executive officers, and does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	June 4, 2018
Timothy L. Stanley	Board (Principal Executive Officer)